SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 30, 2004

(Date of earliest event reported)

SOUTHERN COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	To Be Assigned (Commission File Number)	16-1694602 (IRS Employer Identification No.)

1231 Alverser Drive, P.O. Box 330, Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code:

(804) 897-3900

Item 5.

Other Events and Regulation FD Disclosure.

Registration of Securities Under Rule 12g-3

Under the Securities Exchange Act of 1934, as amended

Effective April 30, 2004, Southern Community Financial Corp. (the “Registrant”) acquired all of the outstanding stock of Southern Community Bank & Trust (the “Bank”) in a statutory share exchange transaction (the “Share Exchange”) pursuant to an Agreement and Plan of Reorganization, dated January 28, 2003, between the Registrant and the Bank (the “Agreement”).  The Agreement was approved by the shareholders of the Bank at its annual meeting of shareholders held on April 22, 2003.  Under the terms of the Agreement, the shares of the Bank’s common stock were exchanged for shares of the Registrant’s common stock, par value $4.00 per share (“Common Stock”), on a one-for-one basis. In addition, the Bank’s outstanding common stock warrants were also exchanged for Common Stock warrants of the Registrant (“Warrants”) on a one-for-one basis.  As a result, the Bank became a wholly owned subsidiary of the Registrant, the Registrant became the holding company for the Bank and the shareholders of the Bank became shareholders of the Registrant.  The 1,710,994 shares of Common Stock issued in connection with the Bank’s reorganization were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(12) thereunder.

As a result of the Share Exchange, the Registrant became the successor issuer to the Bank pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Prior to the Share Exchange, the Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the “FDIC”).  Such information filed by the Bank with the FDIC may be inspected and copied at the public reference facilities of the FDIC, at 801 17th Street, NW, Room 100, Washington, D.C.  20434.  Copies of such material can also be obtained from the FDIC at prescribed rates by addressing written requests for such copies to the FDIC, Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C.  20429.  The last periodic report that the Bank filed with the FDIC was an amendment to its Annual Report on Form 10-KSB for the period ended December 31, 2003, as filed on April 28, 2004.

This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the Securities and Exchange Commission (the “Commission”) and as notice that the Registrant is the successor issuer to the Bank under Rule 12g-3 under the Exchange Act.  As a result, the Common Stock is deemed to be registered under Section 12(g) of the Exchange Act, and the Registrant is thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder, and in accordance therewith will file reports, proxy statements and other information with the Commission.  The first periodic report to be filed by the Registrant with the Commission will be its Quarterly Report on Form 10-QSB for the period ended March 31, 2004.

Description of Capital Stock

General

The following summary description of the capital stock of the Registrant is qualified in its entirety by reference to applicable provisions of Virginia law and the Registrant’s Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws”), which are attached as exhibits to this Report and incorporated by reference into this Item 5.  This description updates the description that the Registrant had previously filed with the FDIC.

Common Stock

The Articles authorize the issuance of 10,000,000 shares of Common Stock, par value $4.00 per share.  The holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors and, in the event of liquidation or dissolution, to receive the net assets of the Registrant in proportion to their respective holdings.

Holders of shares of Common Stock are entitled to one vote for each share held.  Holders of shares of Common Stock do not possess cumulative voting rights in the election of directors.  Therefore, the holders of a majority of the shares voted in the election of directors can elect all of the directors then standing for election subject to the rights of preferred stock, if and when issued.

No redemption or conversion provisions are applicable to the Common Stock. Holders of shares of Common Stock do not have preemptive rights to subscribe for additional shares of Common Stock and are not subject to personal liability for any debts of the Registrant.

Preferred Stock

The Articles authorize the issuance of up to 1,000,000 shares of preferred stock, par value $4.00 per share.  The Board of Directors is authorized to issue preferred stock in one or more series and to fix the number and designation of shares, rate of dividends, redemption terms (including purchase and sinking fund provisions), conversion rights, liquidation amounts, voting rights, and any other lawful rights, preferences and limitations of each such series.

Warrants

Prior to the Share Exchange, there were outstanding warrants to acquire the Bank’s common stock. Pursuant to Section 7 of the Agreement and as provided in Section 5.3 of the Warrant Agreement, dated September 27, 2002, by and between the Bank and Registrar and Transfer Company (the “Warrant Agreement”), each Warrant, by operation of law, was converted into an identical right to acquire shares of Common Stock, and all of the Bank’s obligations under the Warrant Agreement became obligations of the Registrant.  The Warrants are governed by the Warrant Agreement, which is available from the Registrant upon request.

Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $10.20 per share.  Unless the Warrants are cancelled as provided below,

the Warrants may be exercised at any time on or before September 27, 2007, at which time the Warrants expire.  Thereafter, the Warrants may not be exercised.  Each Warrant may be exercised in whole or in part by delivering the form of election to purchase properly completed and executed, together with payment of the exercise price to the transfer agent.

After December 31, 2003, the Warrants may be cancelled by the Registrant in whole or in part upon 30 days’ prior written notice, if the closing bid price of shares of Common Stock exceeds $12.75 per share for 20 or more trading days within any period of 30 consecutive trading days, including the last trading day of the period.  For purposes of the Warrant Agreement, “closing bid price” is defined as the closing bid price as quoted on the OTC Bulletin Board or Nasdaq SmallCap Market, as the case may be, for the relevant trading days.  Cancellation of the Warrants may force the holders to exercise the Warrants at a time when it may be disadvantageous for them to do so or to sell the Warrants at the current market price when they might otherwise desire to hold the Warrants.

The holders of the Warrants do not have any of the rights or privileges of shareholders of the Registrant (except to the extent they otherwise own shares of Common Stock) prior to the exercise of the Warrants.  The Warrants are entitled to the benefit of adjustments in the exercise price and in the number of shares of Common Stock deliverable upon the exercise thereof upon the occurrence of certain events, such as a stock dividend, stock split or similar reorganization.

In the case of a merger into another company or the sale or conveyance of all or substantially all of the Registrant’s assets under certain circumstances, Warrant holders have the right to receive, upon payment of the exercise price, such stock, securities, cash or other consideration that the holders would have received if Warrants had been exercised prior to such event.  In such a circumstance, the Registrant must give notice to holders giving them the opportunity to exercise their Warrants by a prescribed date.  Warrants not exercised in accordance with the notice provided will be cancelled and become null and void.  The notice must include a description of the terms providing for cancellation of the Warrants in the event that the Warrants are not exercised in accordance with the notice.

The Warrant Agreement provides that the Registrant and the transfer agent may, without the consent of the Warrant holders, make changes in the Warrant Agreement that are required by reason of any ambiguity, manifest error or other mistake in the Warrant Agreement, and which do not adversely affect or change the interest of the holders of the Warrants.

State Anti-Takeover Statutes

The Virginia Stock Corporation Act restricts transactions between a corporation and its affiliates and potential acquirors.  The summary below is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions and is qualified in its entirety by reference to the statutory provisions contained in the Virginia Stock Corporation Act.

Affiliated Transactions.  The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.”  Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries that have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%.  For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board.  At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute.  In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher.  They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations.  In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation.  The Registrant has not adopted such an amendment.

Control Share Acquisition.

 The Virginia Stock Corporation Act also contains

provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors.  Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.  The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.  These provisions were designed to deter certain takeovers of Virginia public corporations.  Neither the Articles nor the Bylaws contain a provision that makes these provisions inapplicable to acquisitions of its shares.

Item 7.

Financial Statements and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

The exhibits to this report are as follows:

Exhibit No.

Description

2

Agreement and Plan of Reorganization, dated January 28, 2003, between the Registrant and the Bank.

3.1

Articles of Incorporation of the Registrant.

3.2

Bylaws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COMMUNITY FINANCIAL CORP.

        (Registrant)

Date:  May 17, 2004

By:  /s/ Thomas W. Winfree

Thomas W. Winfree

President and Chief Executive Officer

Exhibit Index

Exhibit No.

Description

2

Agreement and Plan of Reorganization, dated January 28, 2003, between the Registrant and the Bank.

3.1

Articles of Incorporation of the Registrant.

3.2

Bylaws of the Registrant.